                                                                     Exhibit 4-A



                              CERTIFICATE OF TRUST


                 The undersigned, the trustees of Phillips 66 Capital I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

                 1. The name of the business trust being formed hereby (the "Trust") is "Phillips 66 Capital I."

                 2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                          The Bank of New York (Delaware)
                          White Clay Center, Route 273
                          Newark, Delaware 19711

                 3. This Certificate of Trust shall be effective as of the date of filing.

Dated:  February 23, 1996


                                /s/ T. C. Morris
                               -----------------------------------
                               Name:  T.C. Morris
                               Title: Trustee


                                /s/ John A. Carrig
                               -----------------------------------
                               Name:  John A. Carrig
                               Title: Trustee


                                /s/ L.L. McCall
                               -----------------------------------
                               Name:  L.L. McCall
                               Title: Trustee


                               THE BANK OF NEW YORK (DELAWARE), as
                               Trustee


                               By: /s/ Walter Douglas
                                  -------------------------------
                               Name:  Walter Douglas
                               Title: Vice President